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                                                                      EXHIBIT 12


                             WASTE MANAGEMENT, INC.

                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                          (IN THOUSANDS, EXCEPT RATIOS)
                                   (UNAUDITED)


                                                            Three Months Ended March 31,
                                                            -----------------------------
                                                                1999             1998
                                                            ------------     ------------
Income before income taxes and minority interests           $    631,287     $    373,273
                                                            ------------     ------------

Fixed charges deducted from income:
  Interest expense                                               176,157          155,531
  Implicit interest in rents                                      19,899           15,945
                                                            ------------     ------------
                                                                 196,056          171,476
                                                            ------------     ------------
    Earnings available for fixed charges                    $    827,343     $    544,749
                                                            ============     ============

Interest expense                                            $    176,157     $    155,531
Capitalized interest                                              11,110            9,979
Implicit interest in rents                                        19,899           15,945
                                                            ------------     ------------
    Total fixed charges                                     $    207,166     $    181,455
                                                            ============     ============

    Ratio of earnings to fixed charges                               4.0 x            3.0 x
                                                            ============     ============